Exhibit 10.17

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Third Amendment”), dated as of November 5, 2025 (the “Third Amendment Effective Date”), is entered into by and among FORGE NANO, INC., a Delaware corporation (“Borrower”), each of the undersigned Lenders party to the Credit Agreement (as defined below), OIC INVESTMENT AGENT, LLC, as administrative agent and collateral gent (the “Agent”), and solely for purposes of consenting to the amendment to the Warrants contemplated by Section 3 hereof, OIC Growth Fund I GP, L.P. (the “GP”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Credit Agreement, dated as of May 5, 2023, among Borrower, the Lenders from time to time party thereto, and the Agent (and as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”):

WHEREAS, Borrower issued each of the Lenders (i) a Stock Purchase Warrant, dated as of May 26, 2023 (collectively, the “Paid In Warrants”), pursuant to which each of the Lenders is entitled, at its discretion, to acquire an applicable number of shares of capital stock of the Company on the terms set forth therein, as modified by that certain letter agreement, dated March 25, 2025 (the “Paid In Warrant Side Letter”), by and among Borrower and each of the Lenders and (ii) a Common Stock Purchase Warrant, dated as of May 26, 2023 (collectively, the “Penny Warrants”), pursuant to which each of the Lenders is entitled to acquire an applicable number of shares of Common Stock of the Company at an exercise price per share equal to $0.01 on the terms set forth therein (the “Penny Warrants” and, together with the Paid In Warrants, the “Warrants”), and each of the Lenders subsequently transferred each of the Warrants in part to the GP;

WHEREAS, Borrower has requested that the Agent and the Lenders agree to amend the Credit Agreement in order to achieve the same result as would be obtained if the Loans were reissued with a maturity date that is six (6) months after the current Final Maturity Date, and in connection therewith, Borrower intends to make an optional partial prepayment of the Loans ( the “Optional Partial Prepayment”):

WHEREAS, the Optional Partial Prepayment (i) is permitted by Section 2.05(a) of the Credit Agreement and (ii) will give rise to the obligation under Section 2.05(a) of the Credit Agreement to make a Prepayment Premium accompanying the partial prepayment of the Loans in addition to other amounts that are due and payable under the Credit Agreement;

WHEREAS, (i) the Agent and the undersigned Lenders, which constitute the Required Lenders, have agreed to amend the Credit Agreement, and (ii) Borrower, the Lenders, and the GP have agreed to amend each of the Warrants, in each case as set forth in this Third Amendment and subject to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Credit Agreement, the parties hereto agree as follows:

SECTION 1.Definitions. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement.

SECTION 2.Amendment to Credit Agreement. Subject to the terms and conditions herein, including the satisfaction of the conditions precedent set forth in Section 4 below, the parties hereby amend Section 1.01 (Defined Terms) of the Credit Agreement as of, from and subsequent to the Third Amendment Effective Date, by amending and restating the definition of “Final Maturity Date” set forth therein to read in its entirety as follows:

“Final Maturity Date” means May 5, 2026.

SECTION 3.Amendment to Warrants.

3.1.Subject to the terms and conditions herein, including the satisfaction of the conditions precedent set forth in Section 4 below, the parties hereby agree to amend and restate the definition of “Repayment Date” in each of the Paid In Warrants as of, from and subsequent to the Third Amendment Effective Date, to read in its entirety as follows:

“Repayment Date” means the date on which the Loan is repaid in full.

3.2.Subject to the terms and conditions herein, including the satisfaction of the conditions precedent set forth in Section 4 below, the parties hereby agree to amend and restate the definition of “Repayment Date” in each of the Penny Warrants as of, from and subsequent to the Third Amendment Effective Date, to read in its entirety as follows:

“Repayment Date” means, subject to Section 22 below, the earlier to occur of (i) the date on which the Loan is repaid in full, or (ii) the Maturity Date.

3.3.Further to Section 2(c) of the Paid In Warrant Side Letter, Borrower shall cause the Replacement Paid In Warrants (as defined in the Paid In Warrant Side Letter) to be issued in replacement of the Paid In Warrants within ten (10) Business Days of the date hereof, each of which shall reflect the amendments set forth in Section 3.1. Further, Borrower shall, within ten (10) Business Days upon written request by the Agent, issue such replacement or additional warrants to the holders of the Paid In Warrants and the Penny Warrants and any of their affiliated fund vehicles to reflect any reallocation of warrant holdings among such entities. Any breach of this Section 3.3 shall be an immediate Event of Default under the Credit Agreement.

SECTION 4.Conditions Precedent. This Third Amendment shall become effective on the Third Amendment Effective Date when each of the conditions set forth in this Section 3 shall have been satisfied:

4.1.The Agent shall have received, by no later than November 5, 2025, a payment from Borrower in an amount equal to Eight Million Dollars ($8,000,000), which payment shall be applied as follows: (a) Seven Million Five Hundred Twelve Thousand Three Hundred Fifty Five Dollars ($7,512,355) shall be applied as a payment to the outstanding principal amount of the Loans in accordance with Section 2.05(a) of the Credit Agreement (other than the requirement in Section 2.05(a) of the Credit Agreement to make prepayments in integral multiples of $500,000, which is hereby waived solely for purposes of the prepayment contemplated hereunder); (b)

Seventy Five Thousand One Hundred Twenty Four Dollars ($75,124) shall be applied as payment of all accrued interest on the amount prepaid in accordance with Section 2.05(a) of the Credit Agreement; (c) Twelve Thousand Dollars Five Hundred Twenty One Dollars ($12,521) shall be applied as a Prepayment Premium in accordance with Section 2.05(c)(ii) of the Credit Agreement; and (d) Four Hundred Thousand Dollars ($400,000) shall be applied as a loan discount, which loan discount shall be fully earned when paid, non-refundable for any reason whatsoever (including acceleration, termination, prepayment, or otherwise), and shall not be subject to set-off, counterclaim or reduction of any kind, and is in being paid in consideration of the agreements and undertakings of the Lenders hereunder. The payments made hereunder shall be paid free and clear of any taxes ( other than net income taxes of the recipient).

4.2.The Agent shall have received an executed counterpart (or counterparts) of this Third Amendment, duly executed and delivered by Borrower and Lenders constituting the Required Lenders.

4.3.At the time of and immediately after giving effect to this Third Amendment on the Third Amendment Effective Date, the representations and warranties set forth in Section 5 hereof shall be true and correct.

4.4.The Agent and the Lenders shall have received all costs and expenses described in Section 6.1 hereof.

SECTION 5.Representations and Warranties. Borrower hereby represents and warrants as follows:

5.1.As of the date hereof, no Default or Event of Default has occurred and is continuing, and no event has occurred and is continuing which would reasonably be likely to result in the occurrence of a Default or Event of Default immediately following the effectiveness of this Third Amendment;

5.2.The execution, delivery and performance by Borrower of this Third Amendment is within its corporate power and authority and has been duly authorized by all necessary action on the part of, and have been duly and validly executed and delivered by, Borrower;

5.3.At the time of and immediately after giving effect to this Third Amendment, all representations and warranties of Borrower set forth in the Financing Documents are true and correct in all material respects (except for those representations and warranties that are already qualified by materiality, which shall be true and correct in all respects) on and as of the Third Amendment Effective Date, in each case before and after giving effect hereto, except to the extent made as of a specific date (in which case such representations and warranties shall be true and correct in all material respects ( except for those representations and warranties that are already qualified by materiality, which shall be true and correct in all respects) as of such date);

5.4.This Third Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally and (b) by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

5.5.The execution, delivery and performance by Borrower of this Third Amendment do not and will not (a) violate its certificate of incorporation or its bylaws, (b) violate or result in a breach of, or constitute a default under, any indenture, loan agreement, mortgage, or other instrument or agreement to which it is a party or by which it is bound or to which any of its Property or assets are subject, except to the extent that any such violation, breach or default could not reasonably be expected to have a Material Adverse Effect, (c) conflict with or result in a breach of, or constitute a default under, any applicable law, except to the extent that any such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect or (d) result in the creation or imposition of any Lien ( other than a Permitted Lien) upon its Property or assets, now owned or hereafter acquired.

SECTION 6.Miscellaneous.

6.1.Costs and Expenses. Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of (a) the Lenders incurred in connection with the preparation, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder, and (b) the Agents incurred in connection with the preparation, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of Morgan, Lewis & Bockius LLP, counsel for the Agents, with respect thereto).

6.2.Entire Agreement: Effect of Amendment. This Third Amendment, and the terms and provisions hereof, and the documents referenced herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous amendments relating to the subject matter hereof. There are no oral agreements among the parties pertaining to the subject matter hereof. Each of the Credit Agreement and the other Financing Documents (as amended hereby) shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Third Amendment shall not, except as expressly set forth herein, operate as a consent to, as a waiver of or as an amendment of, any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Financing Document, in each case, as in effect prior to the date hereof. To the extent that any terms or provisions of this Third Amendment conflict with those of the Credit Agreement or other Financing Documents, the terms and provisions of this Third Amendment shall control. This Third Amendment is a “Financing Document” for all purposes.

6.3.Reaffirmation. Borrower hereby (a) acknowledges and reaffirms its obligations to the Agents and each Lender under the Financing Documents (as amended hereby) to which it is a party, and (b) agrees that each of the Financing Documents (as amended, modified or waived hereby) to which it is a party shall remain in full force and effect.

6.4.Ratification of Security Interests and Liens. Borrower confirms and agrees that: (a) all security interests and Liens granted to the Collateral Agent pursuant to the Financing

Documents continue in full force and effect and (b) all Collateral remains free and clear of any Liens other than Liens in favor of the Collateral Agent and other Permitted Liens. Nothing herein contained is intended to impair the validity, priority and extent of the Collateral Agent’s security interest in and Liens upon the Collateral. Borrower shall execute and deliver such further documents and take such further action as may be reasonably requested to effectuate the provisions and purposes of this Third Amendment

6.5.Incorporation by Reference. Sections 10.06 (Counterparts; Integration; Effectiveness), 10.07 (Severability), 10.09 (Governing Law; Jurisdiction; Etc.), 10.11 (Headings), 10.12 (Confidentiality) and 10.18 (Electronic Execution of Assignments and Certain Other Documents) of the Credit Agreement are hereby incorporated by reference as if fully set forth in this Third Amendment mutatis mutandis.

6.6.Reference to the Credit Agreement. On and after the date of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein” and words of like import referring to the Credit Agreement and each reference in the other Financing Documents to “the Credit Agreement”, “thereunder”, “thereof’, “therein” and words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Third Amendment

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

BORROWER:

FORGE NANO, INC.,

By:	/s/ Paul Lichty
Name: Paul Lichty
Title: President & Chief Executive Officer

[Signature Page to Third Amendment]

AGENT:

OIC INVESTMENT AGENT, LLC,

By:	/s/ Jeremy Glick
Name: Jeremy Glick
Title: Investment Partner, Head of Infra Growth

[Signature Page to Third Amendment]

REQUIRED LENDERS:

OIC GROWTH FUND I, L.P., as Lender and Warrant holder

By:	OIC Growth Fund I GP, L.P.
Its:	general partner

By:	OIC Growth Fund I Upper GP, LLC
Its:	general partner

By:	/s/ Jeremy Glick
Name: Jeremy Glick
Title: Investment Partner, Head of Infra Growth

OIC GROWTH FUND I PV, L.P., as Lender and Warrant holder

By:	OIC Growth Fund I GP, L.P.
Its:	general partner

By:	OIC Growth Fund I Upper GP, LLC
Its:	general partner

By:	/s/ Jeremy Glick
Name: Jeremy Glick
Title: Investment Partner, Head of Infra Growth

OIC GROWTH FUND I AUS, L.P., as Lender and Warrant holder

By:	OIC Growth Fund I GP, L.P.
Its:	general partner

By:	OIC Growth Fund I Upper GP, LLC
Its:	general partner

By:	/s/ Jeremy Glick
Name: Jeremy Glick
Title: Investment Partner, Head of Infra Growth

[Signature Page to Third Amendment]

OIC GROWTH FUND I GPFA, L.P., as Lender and Warrant holder

By:	OIC Growth Fund I GP, L.P.
Its:	general partner

By:	OIC Growth Fund I Upper GP, LLC
Its:	general partner

By:	/s/ Jeremy Glick
Name: Jeremy Glick
Title: Investment Partner, Head of Infra Growth

SOLELY FOR PURPOSES OF SECTION 3 HEREOF:

OIC GROWTH FUND I GP, L.P., as Warrant holder

By:	Ole Growth Fund I GP, L.P.
Its:	general partner

By:	Ole Growth Fund I Upper GP, LLC
Its:	general partner

By:	/s/ Jeremy Glick
Name: Jeremy Glick
Title: Investment Partner, Head of Infra Growth

[Signature Page to Third Amendment]